                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                       Jurisdiction
                    Legal Name                       of Organization            Trade Names or Fictitious Names
                    ----------                       ---------------            -------------------------------
Swift & Company                                          Delaware                             None
Kabushiki Kaisha SAC Japan                                Japan                               None
Swift Refrigerated Foods, S.A. de C.V.                    Mexico                              None
Swift Beef Company                                       Delaware                             None
Swift Pork Company                                       Delaware                             None
Swift Brands Company                                     Delaware                             None
S&C Australia Holdco Pty Ltd                             Delaware                             None
Australia Meat Holdings Pty Limited                     Australia                             None
Burcher Pty Limited                                     Australia                             None
Miller Bros. Co., Inc.                                     Utah                               None
Monfort Food Distribution Company                        Colorado                     Swift Support Center
Swift Integrated Genetics, LLC                           Colorado                             None
Monfort International Sales Corporation                  Colorado                             None
Monfort, Inc.                                            Delaware                             None
S&C Resale Company                                       Delaware                             None
Monfort Resale Company                                   Delaware                             None